Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-199577) pertaining to the 2013 Equity Incentive Plan and 2014 Restricted Shares Plan of Cheetah Mobile Inc. of our report dated April 21, 2015, with respect to the consolidated financial statements of Cheetah Mobile Inc. included in its Annual Report on Form 20-F for the year ended December 31, 2014.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

April 21, 2015